SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported) July 19, 1996





                               SIMTEK CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)




Colorado                          0-19027                     84-1057605
___________________             ____________               ___________________
(State or other                 (Commission                (I.R.S. Employer
jurisdiction                    File Number)               Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920
                    ________________________________________
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (719) 531-9444

Item 5: Other Information:

(1) Simtek Corporation issued the following press release dated July 15, 1996:

For more information contact:

Dr. Richard Petritz
President and Chief Executive Officer
Simtek Corporation
1465 Kelly Johnson Boulevard
Colorado Springs,  CO  80920 USA
(719) 531-9444     FAX (719) 531-9481



                              FOR IMMEDIATE RELEASE

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 1996


         COLORADO SPRINGS, Colorado -- July 15, 1996 -- Simtek Corporation announced financial results for the second quarter of 1996 and for the six months ending June 30, 1996. The Company had net profit of $12,122 in the second quarter of 1996 as compared to a loss of $220,524 for the same period in 1995.

         The Company had an increase in net product sales of 196% for the second quarter of 1996 as compared to the same period in 1995. The increase in net product sales for the six month period was 113% as compared with the same period in 1995. The product revenue of $1,969,718 for the first six months of 1996 is 97% of the total product revenue for all of 1995.

         The sales growth during the first six months is attributable to increased product yields and an increase in the demand of the Company's nonvolatile memory products from various markets including telecommunications, industrial control, military and office automation. The increase in product yield resulted in a lower cost of goods, which in turn led to a positive gross margin greater than 35% for the six month period. Due to better cost controls, the Company also saw a decrease of approximately 30% in operating expenses for the first six months of 1996 as compared to the same period of 1995.


FINANCIAL RESULTS:


                                     Three Months Ended                  Six Months Ended

                              -------------------------------     -----------------------------
                                06/30/96          06/30/95          6/30/96           06/30/95
                              -------------     -------------     ------------     ------------

Product Sales, Net            $  1,158,624      $    391,863      $  1,969,718     $    926,283
Commission Income                    2,464                 0             6,747                0
Total Revenue                    1,161,088           391,863         1,976,465          926,283
Cost of Goods                      712,707           543,893         1,268,520        1,133,503
Gross Margin                       445,917         (152,030)           701,198        (207,220)
Gross Margin %                      38.49%           -38.80%            35.60%          -22.37%
Operating Expense                  443,473           678,126           942,614        1,347,700
Royalty Income                           0           600,000                 0          600,000
Net Income (Loss)                   12,122         (220,524)         (222,584)        (931,358)
Earnings per Share                    0.00            (0.01)            (0.01)           (0.04)
Weighted Average
Number of Shares
Outstanding                     26,978,311        21,193,669        26,978,311       21,193,669


         Simtek Corporation develops, produces and markets high performance nonvolatile memories. The Company is headquartered in Colorado Springs, Colorado with world-wide sales established through independent representatives and distributors. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.
                                      * * *



Editor's Note: Please send inquiries to: Communications Department, Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, (800) 637-1667; FAX (719) 531-9481.

         (2) The following sets forth Simtek Corporation's 1996 Interim Report which will be mailed to its shareholders on or about July 19, 1996:

To Our Shareholders:

Dear Shareholder,

This report covers the period following the Interim Report to Shareholders dated November 1, 1994 through March 31, 1996. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

1995 was a year of transition for Simtek. Under the leadership of Sheldon Taylor, the Company reduced its operating and manufacturing costs, increased its revenues and reduced its losses. Simtek entered 1996 in an improved financial and technical position.

In September 1995, the Company entered into a new one year agreement (the "Cooperation Agreement") with ZMD. Under the Cooperation Agreement, the two companies created a joint task force for the rapid development of 64 kilobit and 256 kilobit nvSRAMs using a 0.8 micron process, along with additional derivative nvSRAM products. The agreement also provides for the use of the ZMD facilities to complete the technology and its manufacturing process. ZMD and the Company will co-own the technology and processes developed through the end of the task force. The Company intends to purchase nvSRAM products from ZMD when commercial qualification is complete. ZMD has the worldwide right to sell nvSRAMs developed jointly by Simtek and ZMD.

ZMD and Simtek agreed on a foundry agreement for product deliveries to Simtek. In March 1996, ZMD and Simtek reached agreement on a transfer price. On March 13, 1996, Simtek gave ZMD a purchase order for 64 kilobit nvSRAMs based on this agreement. Simtek expects deliveries of 0.8 micron 64 kilobit nvSRAMs to begin in the second quarter of 1996.

Additionally, ZMD agreed to finance the Company in monthly installments through August 1996 in exchange for the rights to convert its investment into the CompanyOs shares of common stock. Under the terms of the agreement, ZMD may add a second member to the CompanyOs board of directors and it is anticipated that ZMD intends to stay above 25% ownership of total equity and will not exceed 30% without approval of the Simtek board. Through December 31, 1995, total payments of $907,000 were converted into 5,182,857 shares of common stock at which time this placed ZMD at approximately 26% ownership. In the first quarter of 1996, ZMD paid Simtek $209,491 of which ZMD has not notified the Company of its intent to convert.

In the second quarter of 1995, an application problem was identified and corrected in the third quarter 1995. This problem required the institution of additional testing which resulted in delaying sales and decreased yields for the second, third and fourth quarters of 1995. Process changes resulted in a significant increase in good die per wafer for wafers received in the first quarter of 1996 as compared to wafers received for the majority of 1995. This yield increase accounted for the Company having a positive gross margin of $255,282 in the first quarter of 1996 as compared to a negative gross margin of $55,189 for the first quarter of 1995. The Company believes that if Chartered Semiconductor Manufacturing Ltd. ("Chartered") continues to maintain the current yields on the 1.2 micron process, along with the 0.8 micron product the Company anticipates receiving from ZMD, the Company will continue to operate at a positive gross margin through the second quarter of 1996.

In July 1995, the Company was notified by NASDAQ that its appeal of the delisting from the Small-Cap Market had been denied. The Company plans to remain on the OTC Electronic Bulletin Board until such time as it meets the requirements and reapplies for listing on the NASDAQ Small-Cap Market. On March 6, 1996, the class A warrants expired, none of which had been exercised.

Sheldon Taylor resigned his position as President and Chief Executive Officer effective December 31, 1995. Mr. Taylor will remain a member of SimtekOs Board of Directors. Effective January 1, 1996, Richard Petritz was appointed as President and Chief Executive Officer of Simtek. He also continues as Chairman of the Board.

Management of the Company anticipates that the proceeds from the ZMD Cooperation Agreement entered into in September 1995 and revenue generated from sales of products will last through the end of the third quarter 1996. The Company may require additional capital in the third quarter 1996 to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM products and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report.

Simtek has continued to see an increase in net product sales because of increased customer acceptance of nvSRAM products. The Company is continuing to see a decrease in net loss as compared period to period. The decrease in net loss was because of increased product sales, decreased operating expenses and better gross margins.

The following Statements of Operations compare the three months ended March 31, 1996 and 1995 and the years ended 1995 and 1994. The following Balance Sheets compare March 31, 1996 with December 31, 1995 and December 31, 1994.

In closing, we are pleased with the progress that Simtek has made during 1995 and the first quarter of 1996 in all areas of the CompanyOs operations. We at Simtek appreciate your continued support.

Sincerely,


/S/ Richard L. Petritz
RICHARD L. PETRITZ
Chairman and CEO


- - --------------------------------------------------------------------------------
Balance Sheets
- - --------------------------------------------------------------------------------

                                         March 31,    December 31,  December 31,
                                           1996           1995          1994

                                       ----------    ------------   ------------
ASSETS

Current Assets:
    Cash............................ $    160,580    $   311,872    $   848,989
    Accounts receivable -
      trade, net....................      368,908        210,047        223,903
    Accounts receivable -
      other ........................       20,814         11,072         90,847
    Inventory, net..................      271,854        228,251        570,822
    Prepaid expenses and other
      assets .......................       29,670         19,289         50,597
                                     -------------  -------------   ------------
          Total Current Assets.......      851,826        780,531     1,785,158

Equipment and furniture, net........      302,518        344,676        537,893

    Total Assets.................... $  1,154,344   $  1,125,207  $  2,323,051
                                     ============   ============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

    Accounts payable................ $    302,930   $     277,277  $    311,396
    Accrued expenses................      169,602         153,593       105,453
    Accrued wages...................      176,475         161,475        96,885
    Accrued vacation payable........       76,646          78,956        96,894
    Exchangeable notes..............      209,491               -             -
                                     -------------  -------------- -------------
     Total Current Liabilities......      935,144         671,301       610,628

Research and development............            -               -       684,509
Prepaid royalty.....................            -               -       300,000
                                     -------------  -------------- -------------
    Total Liabilities...............      935,144         671,301     1,595,137

Commitments and contingencies                   -               -             -
Shareholders' Equity:
Preferred stock, $1.00 par value,
   2,000,000 shares authorized
   and none issued and
   outstanding......................            -               -             -

Common stock, $.01 par value,
   40,000,000 shares authorized
   26,978,311 shares issued and
   outstanding at March 31, 1996
   and December 31, 1995, and
   19,949,300 shares issued and
   outstanding at December 31,
   1994.............................      269,783         269,783       199,493

Additional paid-in capital..........   29,496,144      29,496,144    27,909,434

Accumulated deficit.................  (29,546,727)    (29,312,021)  (27,381,013)
                                      ------------   ------------- -------------
Shareholder's equity................      219,200         453,906       727,914
                                      ------------   ------------- -------------

Total Liabilities
 and Shareholders' Equity             $ 1,154,344    $  1,125,207  $  2,323,051
                                      ============   ============= =============

- - --------------------------------------------------------------------------------
NASDAQ Small-Caps Market           Registrar and Transfer Agent
System Symbols:                    Continential Stock Transfer and Trust Company
SRAM, SRAMW                        2 Broadway
                                   New York, NY 10004


- - ---------------------------------------------------------------------------------------------------------
Statement Of Operations
- - ---------------------------------------------------------------------------------------------------------

                                       For the quarters ended March 31,  For the years ended December 31,
                                               1996            1995           1995           1994
                                        ------------     ------------     -------------  ------------


Commission Income....................   $      4,282    $       --        $        301    $       --

Product sales, net...................        811,094        534,420          2,038,749       1,195,140
                                         ------------   -------------     -------------   -------------
     Total Income....................        815,376        534,420          2,039,050       1,195,140
Cost of product sales................        555,812        589,609          2,192,795       2,276,929
                                         ------------   -------------     -------------   -------------
    Gross Margin ....................        255,282        (55,189)          (154,046)     (1,081,789)

Operating Expenses
     Design, research................        247,351        370,217          1,335,123       1,508,770
     Administrative .................        125,424        165,054            556,500       1,069,053
     Marketing ......................        126,365        134,304            516,679         748,455
                                         ------------   -------------     -------------   -------------
          Total operating expenses...        499,140        669,575          2,408,302       3,326,278
                                         ------------   -------------     -------------   -------------
          Loss from operations.......       (239,576)      (724,764)        (2,562,047)     (4,408,067)

Other Income (Expense):

     Royalty income..................           --              --             600,000            --
     Interest income.................         3,400          10,896             24,360          57,884
     Interest expense................           --              --                 (77)           (664)
     Other income (expense), net.....         1,470           3,033              6,756          41,861
                                         ------------   -------------     -------------   -------------
          Total other income
           (expense).................         4,870          13,929            631,039          99,081
                                         ------------   -------------     -------------   -------------
Net loss.............................   $  (234,706)   $   (710,835)      $ (1,931,008)   $ (4,308,986)
                                        ============   =============      =============   =============
Net loss per common share............   $     (0.01)   $      (0.03)      $      (0.09)   $      (0.22)
                                        ============   =============      =============   =============
Weighted average number
    of shares outstanding............    26,978,311      20,585,197         21,497,035      19,453,410
                                        ============   =============      =============   =============


- - --------------------------------------------------------------------------------
Directors and Officers
- - --------------------------------------------------------------------------------

Dr. Richard L. Petritz                      Dr. Kurt Garbrecht, Director
Chairman of the Board & CEO                 Zentrum Mikroelektronik Dresden GmbH

Mr. Sheldon A. Taylor, Director             Dr. Klaus Wiemer, Director

Dr. Robert Keeley, Director
University of Colorado, Colorado Springs
- - --------------------------------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                    SIMTEK CORPORATION



                                        /s/ Richard L. Petritz
July 19, 1996                       By:______________________________________
                                       RICHARD L. PETRITZ
                                       Chief Execuitve Officer and Chief
                                       Financial Officer (acting)